Exhibit 5.2

[Loyens & Loeff N.V. Letterhead]

To: Fiat Chrysler Automobiles N.V. 25 St. James’s Street London SW1A 1HA United Kingdom

re	Dutch law legal opinion - Fiat Chrysler Automobiles N.V. - Issuance of the Common Shares and Special Voting Shares.
reference	24372415

Amsterdam, 9 May 2017

Dear Sir, Madam,

1	INTRODUCTION
We have acted as special counsel on certain matters of Dutch law to the Company, in connection with, among others things, the registration of the Common Shares and Special Voting Shares in accordance with the Registration Statement.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:
Common Shares means the common shares in the capital of the Company to be issued pursuant to one or more Deeds of Issuance I.
Company means Fiat Chrysler Automobiles N.V., registered with the Trade Register under number 60372958.
Deeds of Issuance means the Deed of Issuance I and the Deed of Issuance II.
Execution Date means any date on which a Deed of Issuance has been executed.

Special Voting Shares means the special voting shares in the capital of the Company to be issued pursuant to one or more Deeds of Issuance II.
Reviewed Documents means the documents listed in Schedule 1 (Reviewed documents).
SEC means the United States Securities and Exchange Commission.
Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.
Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Reviewed Documents.

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk's office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)
    an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)
an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the list referred to in article 2(3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as Reviewed Document) and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1
We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms "the Netherlands" and "Dutch" in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2
Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Deeds of Issuance and on any representations, warranties or other information included in the Deeds of Issuance and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3
In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5
This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever. The limitation of liability included in the General Terms & Conditions (as referred to in the footer on the first page of this opinion letter) does not apply to this opinion letter.

5	OPINIONS
The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status
The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	No insolvency
Based solely on the Excerpt and the Checks, the Company has not been granted a suspension of payments (surseance verleend) or declared bankrupt (failliet verklaard) by a court in the Netherlands.

5.3	Issued share capital

5.3.1	When issued pursuant to a validly executed Deed of Issuance I and fully paid in accordance with the Deed of Issuance I, each Common Share will have been validly issued, fully paid and non-assessable.

5.3.2
When issued pursuant to a validly executed Deed of Issuance II and fully paid in accordance with the Deed of Issuance II, each Special Voting Share will have been validly issued, fully paid and non-assessable.

6	ADDRESSEES

6.1
This opinion letter is addressed to you in relation to and as an exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Registration Statement.

6.2
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading ‘’Legal Matters’’ in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
/s/ Loyens & Loeff N.V.

Schedule 1
REVIEWED DOCUMENTS

1	An excerpt of the registration of the Company in the Trade Register dated 8 May 2017 (the Excerpt).

2	The deed of incorporation of the Company dated 1 April 2014.

3
The articles of association (statuten) of the Company included in the deed of amendment of the articles of association of the Company dated 11 October 2014, effective per 12 October 2014 (the Articles).

4	The regulations of the board of directors (bestuursreglement) of the Company dated 29 October 2014 (the Board Regulations).

5	The draft resolution of the board of directors of the Company (the Board Resolution).

6	The draft deed of issuance relating to the issuance of the Common Shares (the Deed of Issuance I).

7	The draft deed of issuance relating to the issuance of the Special Voting Shares (the Deed of Issuance II).

8	The final registration statement on Form F-3 dated 9 May 2017 filed by the Company with the SEC under the Securities Act (the Registration Statement).

Schedule 2
ASSUMPTIONS
The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2
The information (save for the issuances pursuant to the Deeds of Issuance) recorded in the Excerpt is true, accurate and complete on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the Checks) and will be true, accurate and complete on the Execution Date and the date of the Board Resolution.

1.3
The Board Resolution will be validly executed on or prior to the Execution Date substantially in the form of the draft as referred to under paragraph 5 of Schedule 1 (Reviewed Documents) above and the Board Resolution will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.4
The Deeds of Issuance will be validly executed on the Execution Date substantially in the form of the drafts as referred to under paragraphs 6 and 7 of Schedule 1 (Reviewed Documents) above and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter

1.5	The Registration Statement has been filed with the SEC and declared effective pursuant to the Securities Act.

2	Incorporation, existence and corporate power

2.1
The Company has not been, and on the Execution Date and on the date of the Board Resolution shall not have been, dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst) involving the Company as disappearing entity, converted (omgezet), subjected to emergency regulations (noodregeling) as provided for in the Act on financial supervision (Wet op het financieel toezicht), listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt and the Checks).

2.2
The Company has its centre of main interest (as described in 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings, the Insolvency Regulation) in the Netherlands and does not have an establishment (as described in the Insolvency Regulation) which has been subjected to any insolvency proceeding or winding up proceeding outside the the Netherlands.

2.3
The Articles are the articles of association (statuten) of the Company in force on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt) and will be the articles of association (statuten) of the Company in force on the Execution Date and the date of the Board Resolution.

2.4	The Company will be validly existing under the laws of the Netherlands on the Execution Date and on the date of the Board Resolution.

2.5	On the Execution Date, any statement and confirmation set out in a Deed of Issuance is true and correct.

3	Corporate authorisations

3.1
The consent, approval or authorisation of any person and any other step or formality which is required in relation to the execution of any Deed of Issuance and the performance and observance of the terms thereof by the parties, as listed in such Deed of Issuance, has been obtained or taken at or prior to the Execution Date.

3.2	The Board Regulations are and will be the regulations of the board of directors of the Company in force on the Execution Date, the date of the Board Resolution and the date of this letter.

3.3
No member of the board of directors of the Company has or will have a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into the Deeds of Issuance.

3.4
The Company has not and will not have established, has not and will not have been requested to establish, nor is or will be in the process of establishing any works council (ondernemingsraad) and there is and will be no works council, which has jurisdiction over the transactions contemplated by the Deeds of Issuance.

3.5	Each Execution Date is a date prior to 12 October 2019.

4	Other parties

4.1
Each party to the Deeds of Issuance, other than the Company, is validly existing under the laws by which it is purported to be governed on the date hereof and will be validly existing under the laws by which it is purported to be governed on the Execution Date.

4.2
Each party to the Deeds of Issuance, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under the Deeds of Issuance and each Deed of Issuance has been or will has been duly authorised by or on behalf of the parties thereto, other than the Company.

5	Validity
Under any applicable laws (other than Dutch law):

a.	the Deeds of Issuance will, when executed, constitute the legal, valid and binding obligations of the parties thereto, and are enforceable against those parties in accordance with their terms; and

b.	the choice of law and submission to jurisdiction made in the Deeds of Issuance will, when executed, be valid and binding.

6	Share capital
On the Execution Date, the authorised share capital of the Company allows for the issuance of the Common Shares and Special Voting Shares.

Schedule 3
Qualifications
The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency
The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio Pauliana), and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.

2	Enforceability

2.1
The opinions expressed herein, with respect to the Deeds of Issuance, may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

2.2
A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

3	Accuracy of information
The information obtained from a bankruptcy clerk's office (faillissementsgriffie) and the online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) does not provide (i) conclusive evidence that the Company has not been granted a suspension of payments or declared bankrupt by a Dutch court, or (ii) information that the Company has not been subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the Insolvency Regulation. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made enquiries with the clerk of the bankruptcy court whether the Company is registered as being declared bankrupt in the register kept by the clerk. We have received oral confirmation that this is not the case. Such confirmation, however, does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.